Exhibit 23

January 6, 2014

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
One Bryant Park
New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

KeyBanc Capital Markets Inc.
127 Public Square, 4th Floor
Cleveland, Ohio 44114

Re: Proposed Public Offering by Rouse Properties, Inc.

Dear Sirs:

The undersigned, a stockholder of Rouse Properties, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc. (“Barclays”), RBC Capital Markets, LLC (“RBC Capital Markets”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and KeyBanc Capital Markets Inc. (“KeyBanc,” and, together with Merrill Lynch, Barclays, RBC Capital Markets and Credit Suisse, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Rouse Properties, LP providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, Barclays and RBC Capital Markets, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, Barclays and RBC Capital Markets in the following circumstances:

(i) as a bona fide gift or gifts, or to a nominee or custodian of a person to whom such a bona fide gift or gift is made; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or to a nominee or custodian of such trust; or

(iii) as a distribution to limited partners, members or stockholders of the undersigned, or, in each case, to a nominee or custodian thereof; or

(iv) to the undersigned’s affiliates (including any wholly-owned subsidiary of the undersigned) or to any investment fund or other entity controlled or managed by the undersigned or an affiliate of the undersigned, or, in each case, to a nominee or custodian thereof; or

(v) pursuant to an order of a court or regulatory agency or to comply with any regulations related to our ownership of Lock-Up Securities; provided that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Lock-Up Securities shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of Lock-Up Securities unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;

provided, that, (1) other than for transfers pursuant to clause (iii) or clause (v) above, the Representatives receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee or transferee, or nominee or custodian thereof, as the case may be, (2) other than for transfers pursuant to clause (iv) above, any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) and (ii) above, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act), and (4) in the case of clause (iii) above, (x) any transfer (or transfers) of greater than 1,725,311 shares of Common Stock in the aggregate would not be required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (y) with respect to any transfer (or transfers) of up to 1,725,311 shares of Common Stock in the aggregate that are required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act, the undersigned shall include a statement in such report or reports to the effect that the transfer (or transfers) did not involve a disposition for value.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the public offering pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch, Barclays and RBC Capital Markets waive, in writing, such extension.

If any record or beneficial owner of the Common Stock other than the undersigned is granted an early release from the lock-up restrictions described herein during the lock-up period with respect to shares of Common Stock of the Company having a value in excess of $100,000 in the aggregate (whether in one or multiple releases), then the same percentage of shares of Common Stock held by the undersigned shall also be granted an early release from the lock-up restrictions described herein on a pro rata basis with all record or beneficial holders of similarly restricted shares of Common Stock based on the maximum percentage of shares of Common Stock held by any such record or beneficial holder of shares of Common Stock being released from such holder’s lock-up agreement. Notwithstanding any other provisions of this lock-up agreement, if Merrill Lynch, Barclays and RBC Capital Markets in their sole judgment determine that a record or beneficial owner of shares of Common Stock should be granted an early release from a lock-up agreement due to circumstances of an emergency or hardship, then the undersigned shall not have any right to be granted an early release pursuant to the terms of this paragraph. Merrill Lynch, Barclays and RBC Capital Markets shall use commercially reasonable efforts to provide notice to the Company upon the occurrence of a release of a holder of shares of Common Stock of its obligations under any lock-up agreement executed in connection with the public offering of the shares of Common Stock that gives rise to a corresponding release of the undersigned’s lock-up agreement pursuant to the terms of this paragraph; provided, that, the failure to give such notice shall not give rise to any claim or liability against the Representatives.

This lock-up agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of (i) the date the registration statement filed with the Securities and Exchange Commission with respect to the offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares to be sold thereunder (other than pursuant to the Underwriters’ option to purchase additional shares of Common Stock) or (iii) January 15, 2014, if the offering is not completed by such date.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: